UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2006

ASPREVA PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

000-51169	98-0435540
(Commission File Number)	(IRS Employer Identification No.)

1203-4464 Markham Street
Victoria, British Columbia, Canada V8Z 7X8

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (250) 744-2488

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Unless otherwise specified, all monetary amounts in this 8K are in United States dollars. The monetary amounts have been translated from Canadian dollars to United States dollars at the July 13, 2006 noon buying rate published by the Federal Reserve Bank of New York, being US$1.00= C$1.1319.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 11, 2006, Aspreva Pharmaceuticals Corporation appointed Dr. Richard Jones to Senior Vice President, Clinical and Regulatory Affairs. In November 2005, Aspreva entered into an employment agreement with Dr. Jones effective as of March 6, 2006. The employment agreement continues for four years, and is renewable thereafter by mutual written agreement of the parties for successive one year terms. Pursuant to the employment agreement, Dr. Jones received a signing bonus of $13,000 and was reimbursed $40,000 for relocation expenses. Dr. Jones currently receives an annual base salary of $256,000, subject to increases at the discretion of our board of directors. Dr. Jones is also eligible for a discretionary performance bonus of up to 30% of his annual base salary as determined by our board of directors. Under the agreement, Dr. Jones was granted a stock option to purchase 100,000 common shares at an exercise price of $27.39 per share.

Under the employment agreement, either we or Dr. Jones may terminate his employment at any time. If we terminate Dr. Jones’ employment without cause, we are obligated to pay to Dr. Jones, depending on the year of employment in which he is terminated, a lump sum of up to 12 months of his then current base salary plus other sums owed for arrears of salary, vacation pay and any performance bonus. We are also obligated to maintain Dr. Jones’ benefits for a period of six months following termination. The description of the employment agreement is qualified in its entirety by a copy of the employment agreement which is attached to this Form 8-K as Exhibit 10.28.

In November 2005, we entered into a change of control agreement with Dr. Jones, effective as of March 6, 2006. If within 12 months following a change of control of Aspreva, Dr. Jones terminates his employment for good reason, or we terminate his employment other than for cause, we are obligated to pay to Dr. Jones a lump sum equal to 12 months of his then current base salary plus other sums owed for arrears of salary, vacation pay and any performance bonus. In such case, we are also obligated to maintain Dr. Jones’ benefits for the 12 month period and his unvested stock options will immediately vest. The description of the change of control agreement is qualified in its entirety by a copy of the change of control agreement which is attached to this Form 8-K as Exhibit 10.29.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

10.28	Employment agreement, between Aspreva Pharmaceuticals Corporation and Dr. Richard Jones, effective March 6, 2006.
10.29	Change of control agreement, between Aspreva Pharmaceuticals Corporation and Dr. Richard Jones, effective March 6, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPREVA PHARMACEUTICALS CORPORATION

Dated: July 17, 2006
	By:	/s/ Bruce G. Cousins
Bruce G. Cousins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.28	Employment agreement, between Aspreva Pharmaceuticals Corporation and Dr. Richard Jones, effective March 6, 2006.
10.29	Change of control agreement, between Aspreva Pharmaceuticals Corporation and Dr. Richard Jones, effective March 6, 2006.